UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2021

Commission File Number: 000-20333

NOCOPI TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

maryland	87-0406496
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

480 Shoemaker Road, Suite 104, King of Prussia, PA 19406

(Address of principal executive offices)(Zip Code)

(610) 834-9600

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Articles Supplementary

On October 28, 2021, the Board of Directors (the “Board”) of Nocopi Technologies, Inc., a Maryland corporation (the “Company”), adopted resolutions providing that the Company be subject to Sections 3-803, 3-804(a), 3-804(b) and 3-804(c) of the Maryland General Corporation Law (“MGCL”) and authorized the Company to file Articles Supplementary with the State Department of Assessments and Taxation of the State of Maryland describing the resolutions adopted.  The Articles Supplementary were filed with the State Department of Assessments and Taxation of the State of Maryland on October 29, 2021. Descriptions of each provision within the Articles Supplementary are set forth below.

The Articles Supplementary provide that the Company shall be governed by Section 3-803 of the MGCL, which provides for the classification of the Board into three classes as nearly as equal as possible, with directors serving three year terms. Section 3-803 of the MGCL requires the Board, before the next annual meeting of stockholders, to designate by resolution, from among its members, directors to serve as Class I directors, Class II directors and Class III directors. Prior to filing the Articles Supplementary, membership of the Board existed without regard to class, and all directors were subject to renomination and reelection at each annual meeting of the stockholders. The Company intends to hold an annual meeting of stockholders in the spring of 2022.

Second, the Articles Supplementary  provide that the Company shall be governed by Section 3-804(a) of the MGCL, which  provides that the Company’s stockholders may only remove any member of the Board by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors and, as a result of the classification of the Board, such removal is required by Section 2-406(b)(3) of the MGCL to be for cause. Prior to filing the Articles Supplementary, the removal of any member of the Board, with or without cause,  required the affirmative vote of a simple majority of all the votes entitled to be cast by the stockholders generally in the election of directors.

Third, the Articles Supplementary provide that the Company shall be governed by Section 3-804(b) of the MGCL, which provides that the number of directors of a corporation shall be fixed only by vote of the board of directors. Prior to filing the Articles Supplementary, the number of directors also could have been fixed by a change to the Company’s Articles of Incorporation or Bylaws.

Finally, the Articles Supplementary provide that the Company shall be governed by  Section 3-804(c) of the MGCL, which  provides that any vacancy on the board of directors of a corporation  be filled only by the affirmative vote of a majority of the remaining directors then in office even if remaining directors do not constitute a quorum. Prior to filing the Articles Supplementary,  vacancies on the Board resulting from the removal of a director in accordance with Section 3.4 of the Company’s Bylaws could have been filled by the affirmative vote of the majority of the Company’s stockholders at an annual or special meeting of stockholders, provided that, if the stockholders of any class or series are entitled to elect one or more directors, only the stockholders of that class or series could elect a successor to fill a vacancy on the Board which results from the removal of a director previously elected by that class or series;  vacancies on the Board resulting from any cause other than an increase in the number of directors could be filled by a majority of the remaining directors, whether or not sufficient to constitute a quorum, and vacancies on the Board resulting from an increase in the number of directors could be filled by a majority of the entire Board, provided that, if the stockholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series could fill a vacancy for the directors elected by that class or series.

The foregoing summary of the Articles Supplementary is qualified in its entirety by reference to the text of the Articles Supplementary, which is attached hereto as Exhibit 3.1 to this Form 8-K and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Articles Supplementary relating to Nocopi Technologies, Inc.’s election to be subject to Sections 3-803, 3-804(a), 3-804(b) and 3-804(c) of the Maryland General Corporation Law
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCOPI TECHNOLOGIES, INC.

Dated: October 29, 2021	By:	/s/ Rudolph A. Lutterschmidt
Rudolph A. Lutterschmidt
Vice-President and Chief Financial Officer